REGISTRATION NO. 333-
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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                     -----

                                    FORM S-8

                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933

                                     -----

                                  EPITOPE, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                 Oregon                                93-0779127
        (STATE OF INCORPORATION)            (IRS EMPLOYER IDENTIFICATION NO.)

           8505 S.W. Creekside Place
           Beaverton, Oregon                              97008
(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)               (ZIP CODE)


                EPITOPE, INC., 1993 EMPLOYEE STOCK PURCHASE PLAN
                            (FULL TITLE OF THE PLAN)


                                 John W. Morgan
                      President and Chief Executive Officer
                                  Epitope, Inc.
                            8505 S.W. Creekside Place
                             Beaverton, Oregon 97008
                            Telephone (503) 641-6115
           (NAME, ADDRESS, AND TELEPHONE NUMBER OF AGENT FOR SERVICE)

                                                   CALCULATION OF REGISTRATION FEE
====================================================================================================================================
                                     PROPOSED MAXIMUM
              TITLE OF                  AMOUNT TO BE          OFFERING PRICE           PROPOSED MAXIMUM             AMOUNT OF
    SECURITIES TO BE REGISTERED          REGISTERED              PER SHARE                 AGGREGATE             REGISTRATION FEE
                                                                                        OFFERING PRICE
====================================================================================================================================

 Common Stock, no par value (1)        250,000 shares               (1)                  $1,515,000(1)               $522.00
====================================================================================================================================

 (1) Pursuant to Rule 457(h), the proposed maximum aggregate offering price and the registration fee have been computed on the basis of the average of the high and low sales prices, $6.06, reported for shares of Epitope, Inc. Common Stock, no par value (the "Common Stock"), on the National Market Tier of the Nasdaq Stock Market on March 1, 1999.
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

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.
         ---------------------------------------

         The following documents filed by the registrant with the Securities and
Exchange   Commission  are  incorporated  by  reference  in  this   registration
statement:

              (a) The registrant's Annual Report on Form 10-K for the year ended September 30, 1998.

              (b) The registrant's Quarterly Report on Form 10-Q for the quarter ended December 31, 1998.

              (c) The description of the registrant's  capital stock included in
              Exhibit 99.1 to the registrant's current report on Form 8-K dated December 24, 1997.

              (d) The description of the registrant's preferred stock purchase rights contained in the registrant's Registration Statement on Form 8-A dated December 23, 1997.

         All documents filed by the registrant subsequent to the date of filing of this Registration Statement pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents.

Item 4.  Description of Securities.
         -------------------------

                  Not applicable.

Item 5.  Interests of Named Experts and Counsel.
         --------------------------------------

                  None.

Item 6.  Indemnification of Directors and Officers.
         -----------------------------------------

         The Oregon Business Corporation Act (the "Oregon Act") requires the indemnification of an individual made a party to a proceeding because the individual is or was a director, officer, employee, or agent of a corporation (unless limited by the corporation's articles of incorporation) if the individual is wholly successful in the proceeding, on the merits or otherwise. In addition, the Oregon Act allows a corporation to indemnify such an individual if: (a) the conduct of the individual was in good faith; (b) the individual reasonably believed that the individual's conduct was in the best interests of the corporation, or at least not opposed to its best interests; and (c) in the case of any criminal proceeding, the individual had no reasonable cause to believe that the individual's conduct was unlawful.

         A corporation may also provide indemnification if (y) in the case of any proceeding by or in the right of the corporation, such individual was not adjudged liable to the corporation or (z) in connection with any proceeding (other than a proceeding by or in the right of the corporation) charging improper personal benefit to the individual, such individual was not adjudged liable on the basis that he or she improperly received personal benefit.

                                    -II-1 -
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         The  Oregon  Act also  authorizes  a court  to  order  indemnification, whether or not the above standards of conduct have been met, if the court determines that the officer or director is fairly and reasonably entitled to indemnification in view of all the relevant circumstances.

         The indemnification described above is not exclusive of any other rights to which officers or directors may be entitled under a corporation's articles of incorporation or bylaws, or under any agreement, action of its board of directors, vote of shareholders or otherwise.

         Article III of the restated articles of incorporation of the Company permits the Company to indemnify its current or former directors, officers, employees, and agents to the fullest extent permitted by law. Article V of the bylaws of the Company requires such indemnification for directors or former directors, or any individual who may have served at its request as a director of another corporation in which it owns shares of capital stock or of which it is a creditor, against expenses and liability, including attorney fees, actually and necessarily incurred by such individual in connection with any threatened, pending, or completed action, suit, or proceeding to which the individual is a party because of service to the Company. Article V of the bylaws further provides that the foregoing right of indemnification shall not be deemed exclusive of any other rights to which the individual may be entitled under the restated articles of incorporation or the bylaws, or under any agreement, action of the shareholders or otherwise. The Company may, but is not required to, offer the same rights of indemnification, on a case-by-case basis, to the officers, employees, and agents of the Company.

         In addition to the foregoing right of indemnity, the Company has entered into indemnification agreements with all current officers and directors. Each indemnification agreement makes provisions of the Oregon Act relating to permissive indemnification mandatory and therefore restates the Company's obligation as set forth in the bylaws, as discussed above. Also, the indemnification agreements set forth the Company's obligation to indemnify each party to an agreement in the event that he or she is entitled to indemnification of some but not all liabilities and expenses. Procedures are also set forth in the indemnification agreements for the defense of claims by the Company and in the event that there is a change or potential change in the control of the Company.

         ORS 60.367 provides that any director held liable pursuant to that section for the unlawful payment of a dividend or other distribution of assets of a corporation shall be entitled to contribution from (a) each shareholder who accepted the dividend or distribution knowing the same to have been made in violation of the Oregon Act or the articles of incorporation and (b) each director who voted for or assented to the dividend or distribution without complying with the applicable standards of conduct described in ORS 60.357.

         The Company carries insurance protecting officers and directors against certain liabilities that they may incur in their respective capacities with the Company.

Item 7.  Exemption from Registration Claimed.
         -----------------------------------

         Not applicable.

Item 8.  Exhibits.
         --------

         The Index to Exhibits listing the exhibits required by Item 601 of Regulation S-K is located at page II-6.

Item 9.  Undertakings.
         ------------

         (a)  The registrant hereby undertakes:

                                    -II-2 -

                  (1) To file,  during any  period in which  offers or sales are being made, a post-effective amendment to this registration statement:

                        (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933 ("Securities Act");

                        (ii) To  reflect in the  prospectus  any facts or events
              arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

                        (iii) To include any material  information  with respect
              to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to
Section 13 or 15(d) of the Securities Exchange Act of 1934 ("Exchange Act") that are incorporated by reference in the registration statement.

              (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

              (3) To remove from registration by means of a post-effective amendment any of the securities being registered that remain unsold at the termination of the offering.

         (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (h) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described in Item 6 above, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue. The undertaking of the registrant in the preceding sentence does not apply to insurance against liability arising under the Securities Act.

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

                                   SIGNATURES

The Registrant.
--------------

         Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Beaverton, state of Oregon, on the 4th day of March, 1999.

                                              (Registrant)


                                              By   /s/ Charles E. Bergeron
                                                  ------------------------------
                                                  Charles E. Bergeron
                                                  Chief Financial Officer


         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated as of the 4th day of March, 1999.

                        Signature                          Title
                        ---------                          -----

         (1)  Principal Executive Officer

          * JOHN W. MORGAN                      President,    Chief    Executive
                                                Officer, and Director

         (2)  Principal Financial Officer:

          /s/ Charles E. Bergeron
         -------------------------------------
         CHARLES E. BERGERON                    Chief Financial Officer

         (3)  Principal Accounting Officer

          /s/ Theodore R. Gwin
         -------------------------------------
         THEODORE R. GWIN                       Controller

         (4) A majority of the Board of Directors:


         * ROGER L. PRINGLE                     Chairman of the Board
         * W. CHARLES ARMSTRONG                 Director
         * ANDREW S. GOLDSTEIN                  Director
         * MARGARET H. JORDAN                   Director
         * MICHAEL J. PAXTON                    Director
         * G. PATRICK SHEAFFER                  Director
         * ROBERT J. ZOLLARS                    Director

* By  /s/ Charles E. Bergeron
     -------------------------
     Charles E. Bergeron
     Attorney-in-fact


                                    -II-4 -

                                INDEX TO EXHIBITS


4.1 Restated Articles of Incorporation, as amended, of the registrant. Incorporated by reference to Exhibit 3 to the registrant's Registration Statement on Form 8-A filed December 26, 1997 (File No. 000-15337) ("Form 8-A").

4.2      Restated Bylaws of the registrant. Incorporated by reference to Exhibit
         3.2 to the registrant's Annual Report on Form 10-K for the year ended September 30, 1997.

4.3 Rights Agreement dated as of December 15, 1997, between the registrant and ChaseMellon Shareholder Services, L.L.C. Incorporated by reference to Exhibit 4.1 to Form 8-A.

5        Opinion of Miller, Nash, Wiener, Hager & Carlsen LLP.

23.1     Consent of PricewaterhouseCoopers LLP.

23.2     Consent of Miller,  Nash,  Wiener,  Hager & Carlsen  LLP.  Included  in
         Exhibit 5.

24       Power of attorney of certain officers and directors.

----------------

         Other exhibits listed in Item 601 to Regulation S-K are not applicable.


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